Exhibit 99.3

BBQ HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 30, 2018 AND THE THREE QUARTERS ENDED SEPTEMBER 29, 2019

(in thousands)

The following Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 30, 2018, and the three quarters ended September 29, 2019, are presented as if the Company acquired the 18 Granite City Restaurants as of the beginning of the first fiscal year presented. These unaudited Pro Forma Consolidated Statements of Operations should be read in conjunction with the audited Consolidated Statements of Operations and the Company’s historical financial statements and notes thereto in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, and the Company’s Quarterly Report on Form 10-Q for the three quarters ended September 29, 2019.  Additionally, these statements should be read in conjunction with the audited Special Purpose Statements of Revenues and Direct Expenses of Granite City Food & Brewery for the fiscal year ended December 25, 2018 and the unaudited three quarters ended September 24, 2019.  The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the Granite City Restaurants at the beginning of each period presented, nor does it purport to present the future results of operations of the Company.  Future results of operations could differ materially from the historical results presented herein.

BBQ HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 30, 2018 AND THE THREE QUARTERS ENDED SEPTEMBER 29, 2019

(in thousands)

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 30, 2018:

Certain amounts do not sum due to rounding

	BBQ Holdings, Inc. (1)	Granite City (2)	Pro Forma Adjustments (3)	Pro Forma BBQ Holdings, Inc.
Revenue:
Restaurant sales, net	$38,051	$73,628	$—	$111,679
Franchise royalty and fee revenue	13,871	—	—	13,871
Franchisee national advertising fund contributions	1,932	—	—	1,932
Licensing and other revenue	1,034	—	—	1,034
Total revenue	54,888	73,628	—	128,516

Costs and expenses:
Food and beverage costs	11,973	19,136	—	31,109
Labor and benefits costs	13,663	24,736	—	38,399
Operating expenses	11,932	18,634	(556)	30,010
Depreciation and amortization expenses	1,264	3,748	—	5,012
General and administrative expenses	7,988	—	3,287	11,275
National advertising fund expenses	1,932	—	—	1,932
Asset impairment, estimated lease termination charges and other closing costs, net	145	—	—	145
Net loss on disposal of property and bargain purchases	29	52	—	81
Total costs and expenses	48,926	66,306	2,731	117,963

Income from operations	5,962	7,322	(2,731)	10,553

Other income (expense):
Interest expense	(493)	(1,470)	229	(1,733)
Interest income	122	—	—	122
Total other expense	(371)	(1,470)	229	(1,611)

Income before income taxes	5,591	5,852	(2,502)	8,942

Income tax (expense) benefit	(729)	—	(777)	(1,506)

Net income	$4,862	$5,852	$(3,279)	$7,435

Basic net income per share	$0.57			$0.86
Diluted net income per share	$0.56			$0.86
Weighted average shares outstanding - basic	8,599			8,599
Weighted average shares outstanding - diluted	8,624			8,624

BBQ HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 30, 2018 AND THE THREE QUARTERS ENDED SEPTEMBER 29, 2019

(in thousands)

Unaudited Pro Forma Consolidated Statement of Operations for the three quarters ended September 29, 2019:

Certain amounts do not sum due to rounding

	BBQ Holdings, Inc. (1)	Granite City (2)	Pro Forma Adjustments (3)	Pro Forma BBQ Holdings, Inc.
Revenue:
Restaurant sales, net	$47,326	$52,639	$—	$99,965
Franchise royalty and fee revenue	9,560	—	—	9,560
Franchisee national advertising fund contributions	1,275	—	—	1,275
Licensing and other revenue	839	—	—	839
Total revenue	59,000	52,639	—	111,639

Costs and expenses:
Food and beverage costs	15,068	14,121	—	29,189
Labor and benefits costs	17,253	18,629	—	35,882
Operating expenses	14,489	13,284	2,635	30,408
Depreciation and amortization expenses	1,355	2,880	(1,030)	3,206
General and administrative expenses	7,547	—	2,465	10,012
National advertising fund expenses	1,275	—	—	1,275
Asset impairment, estimated lease termination charges and other closing costs, net	718	—	—	718
Pre-opening expenses	94	—	—	94
Net (gain) loss on disposal of property and bargain purchases	(174)	4	—	(170)
Total costs and expenses	57,625	48,918	4,071	110,614

Income from operations	1,375	3,720	(4,071)	1,024

Other income (expense):
Interest expense	(392)	(2,273)	2,273	(392)
Interest income	114	—	—	114
Total other expense	(278)	(2,273)	2,273	(278)

Income before income taxes	1,097	1,447	(1,798)	746

Income tax (expense) benefit	(25)	—	81	56

Net income	1,072	1,447	(1,716)	803
Less: Net loss attributable to non-controlling interest	67	—	—	67
Net income attributable to shareholders	$1,139	$1,447	$(1,716)	$870

Basic net income per share	$0.13			$0.10
Diluted net income per share	$0.12			$0.09
Weighted average shares outstanding - basic	9,095			9,095
Weighted average shares outstanding - diluted	9,193			9,193

BBQ HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 30, 2018 AND THE THREE QUARTERS ENDED SEPTEMBER 29, 2019

(in thousands)

Unaudited pro forma Consolidated Statements of Operations for the year ended December 30, 2018 and the three months ended September 29, 2019

(1)	Reflects the Company’s historical operations for the period indicated as previously filed.
(2)	Reflects the revenues and direct expenses of the 18 Granite City locations acquired.
(3)	Represents the adjustment needed to reflect corporate overhead, renegotiated lease agreements for acquired Granite City locations, and the Company’s statutory tax rate.

BBQ HOLDINGS, INC.

NON-GAAP PRO FORMA RECONCILIATION FOR THE YEAR ENDED DECEMBER 30, 2018 AND THE THREE QUARTERS ENDED SEPTEMBER 29, 2019

(in thousands)

Certain amounts do not sum due to rounding

For the year ended December 30, 2018	BBQ Holdings, Inc.	Granite City	Pro Forma Adjustments	Pro Forma BBQ Holdings, Inc.
Net income	$4,862	$5,852	$(3,279)	$7,435
Asset impairment and estimated lease termination charges and other closing costs	145	—	—	145
Depreciation and amortization	1,264	3,748	—	5,012
Interest expense, net	371	1,470	(229)	1,611
Net (gain) loss on disposal of equipment	29	52	—	81
Stock-based compensation	278	60	—	338
Severance	58	—	—	58
Provision for income taxes	729	—	777	1,506
Adjusted EBITDA	$7,736	$11,182	$(2,731)	$16,187

For the three quarters ended September 29, 2019	BBQ Holdings, Inc.	Granite City	Pro Forma Adjustments	Pro Forma BBQ Holdings, Inc.
Net income	$1,072	$1,447	$(1,716)	$803
Asset impairment and estimated lease termination charges and other closing costs	718	—	—	718
Depreciation and amortization	1,355	2,880	(1,030)	3,206
Interest expense, net	278	2,273	(2,273)	278
Net (gain) loss on disposal of equipment	(174)	4	—	(170)
Stock-based compensation	354	21	—	375
Acquisition costs	770	—	—	770
Pre-opening costs	94	—	—	94
Severance	13	—	—	13
Provision for income taxes	25	—	(81)	(56)
Adjusted EBITDA	$4,505	$6,626	$(5,101)	$6,030

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